   As filed with the Securities and Exchange Commission on September 1, 1998

                                             Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             POLYVISION CORPORATION
               (Exact name of issuer as specified in its charter)

          New York                                          13-3482597
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                          Identification No.)

        29 Laing Avenue
         Dixonville, PA                                          15734
(Address of Principal Executive Offices)                       (Zip Code)

                         1995 Directors Stock Grant Plan
                            (Full title of the plan)

                                Joseph A. Menniti
                      President and Chief Executive Officer

                             PolyVision Corporation
                                 29 Laing Avenue

                              Dixonville, PA 15734
                     (Name and address of agent for service)

                                 (724) 254-4321

          (Telephone number, including area code, of agent for service)

                          Copies of communications to:

                            Spencer G. Feldman, Esq.
                                Greenberg Traurig

                                 200 Park Avenue
                            New York, New York 10166

                               Tel: (212) 801-9200
                               Fax: (212) 801-6400

                         CALCULATION OF REGISTRATION FEE

----------------------------------------- -------------------- ------------------ --------------------- -----------------
----------------------------------------- -------------------- ------------------ --------------------- -----------------

                Title of                        Amount             Proposed             Proposed           Amount of
      securities to be registered                to be              maximum             maximum           registration

                                              registered        offering price         aggregate              fee
                                                                 per share(1)      offering price(1)

----------------------------------------- -------------------- ------------------ --------------------- -----------------

Common Stock, $.001 par value                43,333 shares           $1.32              $57,200              $17.00
----------------------------------------- -------------------- ------------------ --------------------- -----------------
----------------------------------------- -------------------- ------------------ --------------------- -----------------

(1) Pursuant to Rule 457(c), the offering price and amount of registration fee have been calculated based on the average of the reported high ($1.38) and low ($1.25) sale prices of the issuer's Common Stock on the American Stock Exchange on August 26, 1998.

                               Page 1 of 19 Pages
                       Exhibit Index Appears on Page II-7

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  PolyVision Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents (Commission File No. 1-10555):

                  (a) the Registrant's Annual Report on Form 10-K for the period ended April 30, 1998;

                  (b) the Registrant's Proxy Statement for the Annual Meeting of Shareholders, dated February 23, 1998; and

                  (c) the Registrant's Registration Statement on Form 8-A, dated June 13, 1990.

                  In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

                  Section 722 of the Business Corporation Law of New York (the "New York Law") provides that a corporation may indemnify any person made or threatened to be made a party to a civil or criminal action or proceeding, other than one by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person, or such person's testator or intestate, was a director or officer of the corporation, or in such capacity served another corporation or other enterprise in any capacity at the request of the corporation, against judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if the director or officer acted in good faith for a purpose which he or she reasonably believed to be in (or, in the case of service to another corporation or other enterprise at the request of the corporation, not opposed to) the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct to be unlawful. Section 722 of the New York Law also permits indemnification by a corporation of any such person made or threatened to be made a party to an action by or in the right of the corporation to procure a judgment in its favor, against amounts paid in settlement and reasonable expense, including attorneys' fees, actually and necessarily incurred by him or her in connection with the defense or settlement of such an action, or in connection with an appeal therein, if the director or officer acted in good faith for a purpose which he or she reasonably believed to be in (or, in the case of service as a director or officer to another corporation or other enterprise at the request of the corporation, not opposed to) the best interests of the corporation, provided that no such indemnification is available in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for such portion of the settlement amount and expenses as the court deems proper.

                  Section 721 of the New York Law states that the provisions of the New York Law concerning indemnification and advancement of expenses are not exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled and allows a corporation to grant additional rights of indemnification and advancement of expenses to its directors and officers pursuant to its certificate of incorporation or by-laws or, when authorized by the certificate of incorporation or by-laws, by (a) a resolution of shareholders, (b) a resolution of directors, or (c) an agreement providing for such indemnification, provided that no judgment or other final adjudication adverse to a director or officer seeking indemnification establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the claim so adjudicated or (ii) he or she personally gained a financial profit or other advantage to which he or she was not legally entitled.

                  Article SEVENTH of the Certificate of Incorporation of the Registrant provides in part as follows:

                  "The Corporation may, to the fullest extent permitted by Sections 721 through 726 of the Business Corporation Law of New York, indemnify any and all directors and officers whom it shall have power to indemnify under the said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to acting in his official capacity and as to action in another capacity by holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefits of the heirs, executors and administrators of such a person."

                  The Registrant's officers and directors are each covered under a directors' and officers' liability insurance policy and an indemnification agreement with the Registrant.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  See "EXHIBIT INDEX" on page II-7 below.

Item 9.  Undertakings.

                           (a)     The undersigned Registrant hereby undertakes:

                                    (1)     To file,  during any period in which
offers or sales are being made, a post-effective amendment to this registration statement:

                                            (i)      To include  any  prospectus
required  by Section  10(a)(3) of the Securities Act of 1933;

                                            (ii)     To  reflect  in the
prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                                            (iii) To include any material
information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                            Provided,  however,  that paragraphs
(a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                                    (2)     That,  for  the  purpose  of
determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    (3)     To remove from registration by means
of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (b)      The undersigned  Registrant hereby
undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c)      Insofar as indemnification for liabilities
arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 26, 1998.

                                              POLYVISION CORPORATION

                                              By: /s/ Joseph A. Menniti
                                                 -------------------------------
                                                  Joseph A. Menniti
                                                  President and Chief Executive
                                                  Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven S. Elbaum, Joseph A. Menniti and Bragi F. Schut his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, and in any and all capacities, to sign all amendments (including post-effective amendments) to the Registration Statement to which this power relates and all exhibits thereto and other documents to be filed in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                              --------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                                Capacity                                       Date

/s/ Steven S. Elbaum                     Chairman of the Board and Director                  August 26, 1998
---------------------------------
     Steven S. Elbaum

/s/ Joseph A. Menniti                    President, Chief Executive Officer                  August 26, 1998
---------------------------------        and Director  (principal executive officer)
     Joseph A. Menniti



/s/ Ivan Berkowitz                       Director                                       August 27, 1998
----------------------------------
     Ivan Berkowitz

/s/ Lawrence W. Hay                      Vice President of Finance                      August 27, 1998
---------------------------------        (principal financial
     Lawrence W. Hay                     and accounting officer)


/s/ Lyman C. Hamilton, Jr.               Director                                       August 26, 1998
--------------------------
    Lyman C. Hamilton, Jr.


/s/ Stephen C. Knup                      Director                                       August 16, 1998
---------------------------------
     Stephen C. Knup

/s/ Bragi F. Schut                       Director                                       August 27, 1998
---------------------------------
     Bragi F. Schut

                                  EXHIBIT INDEX

     Exhibit                                                                     Sequential
     Number                                 Description                           Page No.

       4.5*        Specimen  form of  Common  Stock  Certificate  of  PolyVision
                   Corporation.

       5.1         Opinion of Greenberg Traurig.                                        9

      10.20        PolyVision Corporation 1995 Directors Stock Grant Plan.              10
      23.1         Consent   of  Arthur   Andersen   LLP,   independent   public        19

                   accountants.

      23.2         Consent of Greenberg Traurig (included as Exhibit 5.1).

      25.1         Power of Attorney (contained on signature page).

------------------------------

* Incorporated herein by reference to Registration Statement on Form S-2, effective June 9, 1995 (No. 33-93010).